Exhibit (h)(12)
AMENDMENT No. 1
OMNIBUS FEE AGREEMENT
          This Amendment (“Amendment”) is dated May 1, 2007 between American Performance Funds (the “Trust”) a Massachusetts business trust and BISYS Fund Services, Ohio, Inc. (“BISYS”) an Ohio Corporation.
          WHEREAS, the parties entered into an Omnibus Fee Agreement dated July 1, 2004 pursuant to which the parties outlined the compensation payable under certain service agreements for the Institutional Tax-Exempt Money Market Fund (the “Fund”); and
          WHEREAS, the parties entered into a Transfer Agency Agreement dated July 1, 2004 pursuant to which BISYS performs certain transfer agency services (collectively “the Agreements”); and
          WHEREAS, the Trust and BISYS wish to amend the Agreement to reflect a change in the name of the Fund.
          NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:
1.	The name of the Fund in the Agreements shall be changed from Institutional Tax-Exempt Money Market Fund to the Tax-Free Money Market Fund.

2.	From the effective date of this Amendment, all references in the Agreement to the Institutional Tax-Exempt Money Market Fund shall now be replaced by Tax-Free Money Market Fund and all references to the Fund in the Agreements, shall now mean and or include Tax-Free Money Market Fund.

3.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

4.	Except as expressly set forth herein, all other provisions of the Agreement shall remain in full force and effect.

5.	This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

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SIGNATURE BLOCK FOLLOWS
          IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Amendment as of the date first written above.

BISYS FUND SERVICES OHIO, INC.

Signed By:
Name:	Fred Naddaff
Title:	President
Date:

AMERICAN PERFORMANCE FUNDS

Signed By:

Name:
Title:
Date: